Exhibit 99.1

CERNER APPOINTS ZANE BURKE AS PRESIDENT

KANSAS CITY, Mo. - Sept. 4, 2013 - Cerner today announced that Zane M. Burke has been named as the company's President. Mr. Burke will report to Cerner Co-Founder, Chairman and CEO Neal Patterson.

"I am very pleased to announce the appointment of Zane as president of Cerner," said Neal Patterson. “There are very few people who understand the extensive role information technology is playing in health care worldwide as well as Zane. We have a big decade ahead as we work to set new standards of excellence for our clients' organizations. Strong fundamentals are pressuring health care organizations around the world to become more accountable for the health of defined populations, resulting in a greater role for information technology as our platforms expand to include population health management. Zane has had a big part in our success to date, and in his new role he will help drive our future success.”

Mr. Burke came to Cerner in 1996 from KPMG LLP, and has made significant contributions to Cerner's growth and in building strategic relationships with many of the largest health systems in the world. He has held a number of positions in the company, including President of Cerner West from 2003 to 2011, and, more recently, Executive Vice President of Cerner's client organization. Mr. Burke holds an MBA and Bachelor of Science degree in accounting from Kansas State University.

"I am excited for the opportunity to expand my leadership role at Cerner," said Zane Burke. "I believe no company is better positioned than Cerner to benefit from the current trends in health care. Our significant investments in research and development have helped drive the digitization of health care. We are poised for another era of growth with continued investments in R&D focused on leveraging this digitized data to improve health care delivery and the health of populations."

About Cerner
Cerner is contributing to the systemic change of health and care delivery. For more than 30 years Cerner has been executing its vision to make health care safer and more efficient. We started with the foundation of digitizing paper processes and now offer the most comprehensive array of information software, professional services, medical device integration, remote hosting and employer health and wellness services. Cerner systems are used by everyone from individual consumers, to single-doctor practices, hospitals, employers and entire countries. Taking what we've learned over more than three decades, Cerner is building on the knowledge that is in the system to support evidence-based clinical decisions, prevent medical errors and empower patients in their care.

Cerner® solutions are licensed by approximately 10,000 facilities around the world, including more than 2,700 hospitals; 4,150 physician practices; 45,000 physicians; 550 ambulatory facilities, such as laboratories, ambulatory centers, behavioral health centers, cardiac facilities, radiology clinics and surgery centers; 800 home health facilities; 45 employer sites and 1,750 retail pharmacies.

Certain trademarks, service marks and logos (collectively, the “Marks”) set forth herein are owned by Cerner Corporation and/or its subsidiaries in the United States and certain other countries throughout the world. All other non-Cerner Marks are the property of their respective owners. Nasdaq: CERN. For more information about Cerner, please visit www.cerner.com, Twitter, Facebook and YouTube.

Cerner Media Contact: Megan Moriarty, (816) 888-2470, megan.moriarty@cerner.com
Cerner Investors Contact: Allan Kells, (816) 201-2445, akells@cerner.com

This release contains forward-looking statements that involve a number of risks and uncertainties. It is important to note that the Company's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “believe,” ”will,” “future,” “positioned” and “poised” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; risks associated with our non-U.S. operations; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the United States and non-U.S. countries; risks associated with our recruitment and retention of key personnel; risks related to our dependence on third party suppliers; risks inherent with business acquisitions; the potential for losses resulting from asset impairment charges; risks associated with uncertainty in global economic conditions; managing growth in the new markets in which we offer solutions, health care devices and services; changing political, economic, regulatory and judicial influences; government regulation; significant competition and market changes; the volatility in the trading price of our common stock and the timing and volume of market activity; and material adverse resolution of legal proceedings. Additional discussion of these and other risks, uncertainties and factors affecting the Company's business is contained in the Company's periodic filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. The Company undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.